Exhibit 21

                                           SUBSIDIARIES OF THE COMPANY
           Subsidiary                  Business Line       Jurisdiction     % Ownership             Owner
---------------------------------- ----------------------- -------------- ----------------- -----------------------
Merchants and Farmers Bank         Commercial Bank         Mississippi          100         First M & F
                                                                                            Corporation

M & F Financial Services, Inc.     Finance Company         Mississippi          100         Merchants and Farmers
                                   (inactive)                                               Bank

First M & F Insurance Company,     Life Insurance Company  Mississippi          100         Merchants and Farmers
Inc.                                                                                        Bank

M & F Insurance Agency, Inc.       Insurance Agency        Mississippi          100         Merchants and Farmers
                                                                                            Bank

M & F Insurance Group, Inc.        Insurance Agency        Mississippi          100         Merchants and Farmers
                                                                                            Bank

Merchants and Farmers Bank         Real Estate             Mississippi          100         Merchants and Farmers
Securities Corporation                                                                      Bank

M & F Business Credit, Inc.        Asset-Based Lending     Mississippi          100         Merchants and Farmers
                                                                                            Bank

Merchants Financial Services, LLC  Accounts Receivable     Mississippi           51         Merchants and Farmers
                                   Factoring                                                Bank